EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 33-51584), on Form S-8 (commission file No. 33-68890), and on Form S-8 (commission file No. 333-28571) of our reports dated February 16, 2001 with respect to the consolidated financial statements and financial statement schedule of Appliance Recycling Centers of America, Inc., and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 30, 2000.



                                                         McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 23, 2001


                                       39